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                                                                   EXHIBIT 10.12

                     TERMS OF EMPLOYMENT - DIVISIONAL V.P.

     These Terms of Employment (this "Agreement") shall govern the employment of John McDonough("Employee") by Total Renal Care Holdings, Inc. or any of its direct or indirect subsidiaries (the entity employing Employee at any time is referred to herein as the "Company"). In consideration of the Company's agreement to employ or to continue to employ Employee and the mutual promises set forth in this Agreement, the Company and Employee, intending to be legally bound, agree as follows:

     Section 1.     Employment and Duties.  The Company shall employ Employee,
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and Employee accepts such employment, on an "at will" basis and on the terms and conditions set forth in this Agreement. Employee shall serve the Company in such capacities as the Company deems appropriate from time to time and shall perform such duties as may be assigned to Employee from time to time during the continuance of Employee's employment by the Company by the Chief Executive Officer of the Company or his designee. Employee shall devote Employee's best efforts and skills to the business and interests of the Company on a full-time basis. Employee shall not engage in any other business activity while employed by the Company; provided, however, that Employee may manage personal investments and participate in charitable and civic affairs to the extent that such activities do not adversely affect the performance of Employee's responsibilities to the Company hereunder. Employee shall at all times observe and abide by the Company's policies and procedures as in effect from time to time.

     Section 2.     Compensation.  In consideration of the services to be
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performed by Employee hereunder, Employee shall receive:

          2.1       Base Salary.  A salary at the rate of $130,000 per year (the
                    -----------
"Base Salary"), effective as of March 1, 1998. The Base Salary shall be payable in installments consistent with the Company's payroll schedule. The Base Salary shall be subject to adjustment annually for increases, if any, in the Consumer Price Index for the most proximate geographic area in which Employee is then employed (as published by the United States Department of Labor for the immediately preceding calendar year) and will be reviewed each year during the Company's annual salary review and the Company may, in its sole discretion, increase the Base Salary as a result of any such review.

          2.2       Benefits.   Employee shall be provided employee benefits
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(including life, health, accident and disability insurance, stock options and vacation) on the same basis as such benefits are generally made available to other employees of similar position with the Company.

          2.3       Bonuses.
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               (a)  Employee shall be eligible to receive such bonuses as are approved by the Compensation Committee of the Board of Directors of the Company, provided that Employee
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shall be eligible to receive a bonus of up to 50% of the Base Salary each year pursuant to such bonus plans as may be approved by the Compensation Committee (the "Bonus"). Except as otherwise provided herein, up to 50% of the Bonus will be awarded in connection with the achievement of a Company earnings per share ("EPS") target (the "EPS Bonus") and the remainder of the Bonus shall be subject to the absolute discretion of the Committee based upon the Committee's subjective judgment.

               (b) Except as set forth below, the Company EPS target for determination of Employee's EPS Bonus shall be determined in the sole discretion of the Committee, provided that the EPS target used to determine Employee's EPS Bonus shall be identical to the EPS target used to determine the EPS Bonuses for the executive officers of the Company. For the calendar year ending December 31, 1998 , the EPS Bonus will represent 50% of the Bonus and Employee shall be entitled to receive (i) 50% of the EPS Bonus if the Company's EPS for such year ("1998 EPS") equals or exceeds 125% of the Company's EPS for the calendar year ended December 31, 1997 ("1997 EPS"), (ii) 100% of the EPS Bonus if 1998 EPS equals or exceeds 150% of 1997 EPS, and (iii) a pro rated amount between 50% and 100% of the EPS Bonus if 1998 EPS is greater than 125% of 1997 EPS but less than 150% of 1997 EPS.

               (c) The Bonus for any year shall be paid within a reasonable period of time after the EPS for such year has been determined, but in no event later than 75 days after the last day of such year. Employee must be employed by the Company (or an affiliate) on the date any Bonus is paid to be eligible to receive such Bonus, and if Employee is not employed by the Company (or an affiliate) on the date any Bonus is paid for any reason whatsoever, Employee shall not be entitled to receive such Bonus; provided, however, that in the event Employee (i) dies, (ii) is terminated by the Company by reason of Disability (as defined below), or (iii) is terminated without Material Cause (as defined below) following a Change of Control (as defined below), Employee shall be entitled to receive a pro rated Bonus for that portion of any year prior to such termination (or for the whole year and a portion of a year if such termination occurs after December 31 of any year and prior to the date on which the Bonus for such year is paid) regardless of whether Employee is employed on the date such Bonus is paid. Any such prorated Bonus shall be paid at such time as bonuses for such year are otherwise paid.

     Section 3.     Provisions Relating to Termination of Employment.
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          3.1       Employment At Will.  Employee's employment with the Company
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is "at will" and is terminable by the Company or by Employee at any time without prior notice and for any reason or for no reason. Except as expressly provided in this Section 3 or as otherwise required by law, upon the termination of
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Employee's employment with the Company for any reason, Employee (i) shall be entitled to receive the Base Salary and benefits as set forth in Section 2.1 and
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Section 2.2 through the effective date of such termination and (ii) shall not be
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entitled to receive any other

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compensation, benefits or payments of any kind, except as otherwise required by law or by the terms of any benefit or retirement plan or other arrangement that would by its terms apply.

          3.2  Termination Following a Change of Control.  Although Employee's
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employment hereunder is "at will" and may be terminated at any time by the
Company for any reason or for no reason, if, at any time following a Change of Control, Employee's employment is terminated for any reason other than Material Cause, death or Disability (as defined below), Employee shall be obligated to provide consulting services to the Company as provided in Section 4 and shall be
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entitled to receive (i) to the extent applicable, the bonus provided for in
Section 2.3(c) and (ii) in consideration for such consulting services, within two business days of the effective date of such termination, a lump sum payment in an amount equal to one-half (1/2) of Employee's then current Base Salary.

          3.3  Termination Due To Disability.  In the event the Company
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terminates Employee for Disability, unless Employee is eligible to receive full disability benefits under the disability insurance, if any, provided to Employee by the Company, the Company shall continue to pay the Base Salary to Employee until the first to occur of (i) six (6) months or (ii) full disability benefits are available to Employee.

          3.4  Definitions.  For the purposes of this Section 3, the following
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terms shall have the meanings indicated:

               (a) "Change of Control" shall mean (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly owned or majority owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company's Common Stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 50% of the Company's assets are sold.

               (b)  "Disability" shall mean the inability, for a period of six
(6) months to adequately perform Employee's regular duties due to a physical or mental illness, condition or disability.

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               (c)  "Material Cause" shall mean: (i) conviction of a felony involving moral turpitude relating to the business of the Company and which does, in fact, adversely and directly affect the business of the Company; (ii) the adjudication by a court of competent jurisdiction that Employee has committed any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company;
(iii) repeated failure or refusal by Employee to follow policies or directives reasonably established by the Chief Executive Officer of the Company or his designee that goes uncorrected for a period of thirty (30) consecutive days after written notice has been provided to Employee; or (iv) intentional breach by Employee of Section 5.1 or Section 5.2 of this Agreement.
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          3.5       Effect of Termination.  Upon termination, this Agreement
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shall be of no further force and effect and neither party shall have any further right or obligation hereunder; provided, however, that no termination shall modify or affect the rights and obligations of the parties which have accrued prior to termination; and provided further, that the rights and obligations of the parties under Section 3, Section 4, Section 5, Section 6 and
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Section 7 shall survive termination of this Agreement. Notwithstanding anything to the contrary set forth herein, upon the termination of this Agreement, Employee shall be entitled to receive any payments or benefits under any benefit, or retirement plans or other arrangements that would, by their terms, apply.

     Section 4.     Consulting Services.  If Employee is entitled to receive a
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lump sum payment upon the termination of employment pursuant to Section 3.2 and
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receives such payment, acceptance of such payment shall be deemed to constitute an agreement by Employee to provide consulting services to the Company for a period of one year after the termination of employment (the "Consulting Period") on an "as needed" basis (which shall not exceed 120 hours per year). The consulting services to be provided during the Consulting Period will include advising the Company as to those matters which were within the scope of Employee's responsibilities while employed by the Company and such other consulting services as may be mutually agreed upon by the Company and Employee. The times and locations at which such consulting services will be provided will be mutually agreed upon by Employee and the Company. During the Consulting Period, Employee will not provide any similar consulting services in any manner, directly or indirectly, to any Person described in clause (i) or (ii) of Section
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5.2(a).
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     Section 5.     Information and Competition.
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          5.1  (a)  Employee acknowledges and agrees that:  (i) in the course of
Employee's employment or continued employment by the Company, it will or may be necessary for Employee to create, use or have access to (A) technical, business, or customer information, materials, or data relating to the Company's present or planned business which has not previously been released to the public with the Company's authorization, including, but not limited to, confidential information, materials or proprietary data belonging to the Company or relating to the

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Company's affairs (collectively, "Confidential Information") and (B) information and materials that concern the Company's business that come into Employee's possession by reason of employment with the Company (collectively, "Business Related Information"); (ii) all Confidential Information and Business Related Information are the property of the Company; (iii) the use, misappropriation or disclosure of any Confidential Information or any Business Related Information would constitute a breach of trust and could cause serious and irreparable injury to the Company; and (iv) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that all Confidential Information and Business Related Information be kept confidential and that Employee not disclose any Confidential Information or Business Related Information to others or use any Confidential Information or Business Related Information to Employee's own advantage or the advantage of others.

               (b)  In recognition of the acknowledgments contained in Section
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5.1(a) above, Employee agrees that, during the Term and thereafter until the
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Confidential Information and Business Related Information becomes publicly available (otherwise than through breach by Employee), Employee shall: (i) hold and safeguard all Confidential Information and Business Related Information in trust for the Company, its successors and assigns; (ii) not appropriate or disclose or make available to anyone for use outside of the Company's organization at any time, either during employment with the Company or subsequent to the termination of employment with the Company for any reason, any Confidential Information or Business Related Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company; (iii) keep in strictest confidence any Confidential Information or Business Related Information; and (iv) not to disclose or divulge, or allow to be disclosed or divulged by any person within Employee's control, to any person, firm or corporation, or use directly or indirectly, for Employee's own benefit or the benefit of others, any Confidential Information or Business Related Information.

          5.2  Competition.
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               (a)  Employee agrees that, during the Term and for a period of one (1) year from the date Employee's employment terminates for any reason, Employee shall not: (i) directly or indirectly, on Employee's behalf or as an officer, director, consultant, partner, owner, stockholder, employee, creditor, agent, trustee or advisor of any individual, partnership or limited liability company, corporation, independent practice association or management services organization or other entity ("Person") that is in the business of, or directly or indirectly derives any economic benefit from, providing, arranging, offering, managing or subcontracting dialysis services or renal care services; or (ii) in any other capacity, own, manage, control, operate, invest or acquire an interest in or otherwise engage in or act for or on behalf of any Person (other than the Company and its subsidiaries and affiliates) engaged in any activity in the United States and those countries outside the United States in which the Company or any of its subsidiaries or affiliates had conducted any

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business during Employee's employment hereunder, where such activity is similar to or competitive with the activities carried on by the Company or any of its subsidiaries or affiliates. As used herein, the term "dialysis services" or "renal care services" includes, but shall not be limited to, all dialysis services and nephrology-related services provided by the Company at any time during the period, including, but not limited to, hemodialysis, acute dialysis, apheresis services, peritoneal dialysis of any type, staff-assisted hemodialysis, home hemodialysis, dialysis-related laboratory and pharmacy services, access-related services, Method II dialysis supplies and services, and any other service or treatment for persons diagnosed as having end stage renal disease ("ESRD") or pre-end stage renal disease, as well as any dialysis services provided in an acute hospital. To the extent such regulation is changed or amended, the term "ESRD" shall have the same meaning as set forth in Title 42, Code of Federal Regulations 405.2101 et seq. or any successor thereto. Employee acknowledges that the nature of the Company's activities is such that competitive activities could be conducted effectively regardless of the geographic distance between the Company's place of business and the place of any competitive business. Notwithstanding anything herein to the contrary, such activity shall not include the ownership of 5% or less of the issued and outstanding stock of a public company.

               (b) Employee agrees that, during the Term and for a period of one (1) years from the date Employee's employment terminates for any reason, Employee shall not, directly or indirectly: (i) induce any patient or customer of the Company, either individually or collectively, to patronize any competing dialysis facility; (ii) request or advise any patient, customer or supplier of the Company to withdraw, curtail or cancel such person's business with the Company; (iii) enter into any contract the purpose or result of which would benefit Employee if any patient or customer of the Company were to withdraw, curtail or cancel such person's business with the Company; (iv) solicit, induce or encourage any physician (or former physician) affiliated with the Company or induce or encourage any other person employed by or under contract with the Company to curtail or terminate such person's affiliation or employment or contractual relationship with the Company; (iv) disclose to any Person the names or physician addresses of any customer of the Company; or (vi) disparage the Company or any of its agents, employees or affiliate physicians in any fashion.

          5.3  Enforcement.  In the event that any part of this Section 5 shall
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be held unenforceable or invalid, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part hereof. In the event that the area, period of restriction, activity or subject established in accordance with this Section 5 shall be deemed to exceed
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the maximum area, period of restriction, activity or subject that a court of competent jurisdiction deems enforceable, such area, period of restriction, activity or subject shall, for the purpose of this Section 5, be reduced to the
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extent necessary to render them enforceable.

          5.4  Equitable Relief.  Employee agrees that any violation by Employee
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of any covenant in this Section 5 may cause such damage to the Company as will
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be serious and irreparable

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and the exact amount of which will be difficult to ascertain, and for that reason, Employee agrees that the Company shall be entitled, as a matter of right, to a temporary, preliminary and/or permanent injunction and/or other injunctive relief, ex parte or otherwise, from any court of competent jurisdiction, restraining any further violations by Employee. Such injunctive relief shall be in addition to and in no way in limitation of, any and all other remedies the Company shall have in law and equity for the enforcement of such covenants and provisions.

          5.5       Documents.  Upon the termination of Employee's employment
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with the Company for any reason, Employee shall promptly deliver to the Company all materials and documents belonging to or concerning the Company or relating to its affairs and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information or Business Related Information.

     Section 6.     Amendment of Stock Options.  This Agreement shall serve to
                    --------------------------
memorialize the amendment approved by the Board of Directors of the Company on March 2, 1998 to any and all stock options held by Employee prior to such date (the "Options") to provide that the Options may be exercised through the delivery of shares of Common Stock owned by Employee having a fair market value as of the date of such exercise equal to the cash exercise price of the Options being exercised, provided that such shares of Common Stock being so delivered have been owned by Employee for at least six (6) months prior to the date of such exercise. The parties acknowledge and agree that, the Options will become fully vested and exercisable without regard to their vesting provisions in the event that Employee is terminated by the Company for any reason at any time following a Change of Control as set forth in Section 3.4(a) hereof.

     Section 7.     Miscellaneous.
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               7.1  Mediation of Disputes Concerning Employment. In the event of
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any dispute concerning Employee's employment by the Company, whether or not relating to this Agreement, Employee and the Company shall first attempt to resolve such dispute through mediation as provided in this Section 7.1 before
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instituting any legal action or other proceedings with respect thereto;
provided, however, that neither party shall be required to utilize such mediation procedures to the extent that equitable relief is being sought by a party in the good faith belief that an immediate remedy is required to avoid irreparable injury to such party. Except as otherwise provided in the proviso to the immediately preceding sentence, in the event that either party desires to institute litigation or other legal proceedings to resolve a dispute concerning Employee's employment by the Company, such party shall first give written notice to the other party setting forth in detail the nature of the dispute and the facts which such party believes supports such party's position in such dispute. The parties shall then promptly (and, in any event, within ten (10) business days of the giving of notice of a dispute) engage the services of an impartial, experienced employment mediator (the "Mediator") under the auspices of JAMS/Endispute (or such other mediation service as the parties

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may mutually select) in Los Angeles County, California and shall promptly schedule a mediation session with the Mediator for a date which is not later than forty-five (45) days after the date of the selection of the Mediator. The Mediator shall conduct a one-day mediation session, attended by both parties and their counsel, in an attempt to informally resolve the dispute. By oral or written agreement of both parties, follow-up or additional mediation sessions may be scheduled, but neither party shall be required to participate in more than one day of mediation. Neither party shall be required to submit briefs or position papers to the Mediator, but both parties shall have the right to do so, subject to such rules and procedures as the Mediator may establish in his or her sole discretion. Except as otherwise agreed by the parties, all written submissions to the Mediator shall remain confidential as between the submitting party and the Mediator. The mediation process shall be treated as a settlement negotiation and no evidence introduced in the mediation process may be used in any way by either party or any other person in connection with any subsequent litigation or other legal proceedings (except to the extent independently obtained through discovery in such litigation or proceedings) and the disclosure of any privileged information to the Mediator shall not operate as a waiver of privilege with respect to such information. Each party shall bear all of its own costs, attorneys' fees and expenses related to preparing for and attending any mediation conducted under this Agreement. The fees and expenses of the Mediator and the mediation service used, if any, shall be borne equally by the Company and Employee.

          7.2  Entire Agreement; Amendment.  This Agreement represents the
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entire understanding of the parties hereto with respect to the employment of
Employee and supersedes all prior agreements with respect thereto; provided, however, that except as set forth in Section 6, this Agreement shall not affect
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any stock option agreement or similar agreement relating to equity incentives between the Company and Employee. This Agreement may not be altered or amended except in writing executed by both parties hereto.

          7.3  Assignment; Benefit.  This Agreement is personal and may not be
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assigned by Employee.  This Agreement may be assigned by the Company and shall inure to the benefit of and be binding upon the successors and assigns of the Company.

          7.4  Applicable Law.  This Agreement shall be governed by the laws of
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the State of California, without regard to the principles of conflicts of laws.

          7.5  Notice.  Notices and all other communications provided for in
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this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office and to Employee at Employee's principal residence as shown in the Company's personnel records, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of

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change of address shall be effective only upon receipt.

          7.6  Waiver.  The waiver by any party of a breach of any provision of
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this Agreement by the other shall not operate or be construed as a waiver of any other or subsequent breach of such or any provision.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 1/st/ day of March, 1998.

TOTAL RENAL CARE HOLDINGS, INC.             EMPLOYEE


By:_______________________________          ________________________________
                                            Signature

Its:______________________________          ________________________________
                                            John McDonough

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